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                                                                     EXHIBIT 5.1


                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]



October 16, 2001


Kaneb Pipe Line Operating Partnership, L.P.
2435 North Central Expressway
Suite 700
Richardson, Texas 75080

Ladies and Gentlemen:

         We have acted as counsel to Kaneb Pipe Line Company LLC, a Delaware limited liability company (the "General Partner"), and Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership ("Kaneb Partners"), in connection with its filing with the Securities and Exchange Commission (the "Commission") on October 16, 2001 of a Registration Statement on Form S-3
(the "Registration Statement") with respect to the Company's senior and subordinated debt securities ("Debt Securities"), to be issued from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), for an aggregate initial offering price not to exceed $500,000,000.

         We have examined (i) the Certificate of Limited Partnership of Kaneb Partners and the Amended and Restated Agreement of Limited Partnership of Kaneb Partners (ii) the form of Senior Indenture (the "Senior Indenture") included as an exhibit to the Registration Statement, pursuant to which senior Debt Securities may be issued, (iii) the form of Subordinated Indenture (the "Subordinated Indenture") included as an exhibit to the Registration Statement, pursuant to which junior Debt Securities may be issued, (iv) the Registration Statement, and (v) such certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby; (iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by Kaneb Partners and the other parties thereto.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Senior Indenture has been duly authorized and validly executed and delivered by Kaneb Partners and the trustee (ii) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Board of Directors of the General Partner has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the General Partner upon payment of the consideration therefor provided for therein, such Debt


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Securities will be legally issued and will constitute valid and binding obligations of Kaneb Partners, enforceable against Kaneb Partners in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

         2. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Subordinated Indenture has been duly executed and delivered by the Company and the Bank of New York; (ii) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.


                                          Very truly yours,

                                          /s/ Fulbright & Jaworski L.L.P.

                                          Fulbright & Jaworski L.L.P.